Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Registration Statement on Form S-3 of GraniteShares Gold Trust and to the use of our report dated August 13, 2021 on the financial statements and financial highlights. Such financial statements and financial highlights appear in the 2021 Annual Report to Shareholders on Form 10-K which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 21, 2022